SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

July 15, 2005
Date of Report (Date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On July 15, 2005, Evergreen Solar, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, the Company’s stockholders approved, among other things, 1) the amendment and restatement of the Company’s 2000 Stock Option and Incentive Plan (the “2000 Plan”) and 2) the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). The Company’s board of directors had previously approved such amendments and restatements of the 2000 Plan and the ESPP, subject to the approval of the Company’s stockholders.

     The 2000 Plan includes, among other things, the following amendments:

     (1) An increase in the number of shares available under the 2000 Plan by an additional 3,000,000 shares of the Company’s common stock.

     (2) The addition of a provision prohibiting the grant of nonstatutory stock options or stock appreciation rights with an exercise price less than the fair market value of the Company’s common stock on the date of grant.

     (3) The addition of a provision prohibiting the “re-pricing” of stock options or stock appreciation rights, or the cancellation of such awards in exchange for new awards with a lower exercise price, unless approved by stockholders. Exceptions to this prohibition are for events such as acquisitions, stock splits and certain other capital transactions where adjustments may be made to preserve the original economic value of the awards.

     (4) The addition of a provision that nonstatutory stock options granted under the 2000 Plan will have a maximum term of ten (10) years.

     (5) The addition of a provision that stock awards other than options will have a minimum vesting period of three (3) years if granted with time-based vesting and one (1) year if granted with performance-based vesting. Up to five (5%) of the 2000 Plan share reserve can be granted as stock awards without regard to these limitations.

     (6) The addition of specific terms governing the terms of stock appreciation rights, performance units and performance shares. These provisions would replace the general authority to the compensation committee of the board of directors of the Company (the “Committee”) to grant awards under the plan other than stock options and restricted stock.

     (7) The addition of provisions specifying performance measures and per-participant annual grant limits to qualify grants of restricted stock, performance units and performance shares for the “performance-based compensation” exemption from the $1 million deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     A copy of the 2000 Plan, as amended and restated, is attached hereto as Exhibit 99.1. A more extensive discussion of the terms of the 2000 Plan, as amended and restated, is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 31, 2005 (the “Proxy Statement”).

     The ESPP includes, among other things, the following amendments:

     (1) An increase to 500,000 in the number of shares of the Company’s common stock that may be issued under the ESPP.

     (2) The elimination of the 25-share purchase limitation for each participant for a purchase period and the addition of a provision that instead would allow the Committee to establish a limit for each purchase period in its discretion.

     (3) The addition of a provision to give the Committee discretion to prospectively increase the purchase price for shares under the ESPP.

     A copy of the ESPP, as amended and restated, is attached hereto as Exhibit 99.2. A more extensive discussion of the terms of the ESPP, as amended and restated, is set forth in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Amended and Restated 2000 Stock Option and Incentive Plan
99.2	Amended and Restated 2000 Employee Stock Purchase Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005

EVERGREEN SOLAR, INC.
/s/ Richard G. Chleboski
Richard G. Chleboski
Chief Financial Officer, Vice President, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Amended and Restated 2000 Stock Option and Incentive Plan
99.2	Amended and Restated 2000 Employee Stock Purchase Plan